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Biogen Idec Investor Presentation Spring 2009 biogen idec

Forward Looking and Proxy Solicitation Statements • This presentation includes forward-looking statements about: — our 2009 guidance and our financial and operational goals through 2010 — estimates of sales for our products and the size and growth of the markets for our products — our expected filings with regulatory agencies — the anticipated development and timing of programs in our clinical pipeline — the sales potential of TYSABRI®— the availability of external growth opportunities • Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those that we express or imply, including our continued dependence on our two principal products, AVONEX®and RITUXAN®, the uncertainty of success in commercializing other products including TYSABRI®, the occurrence of adverse safety events with our products, competitive pressures, changes in the availability of reimbursement for our products, our dependence on collaborations over which we may not always have full control, failure to execute our growth initiatives, possible adverse impact of government regulation, problems with our manufacturing processes and our reliance on third parties, the impact of the global credit crisis, the market, interest and credit risks associated with our portfolio of marketable securities, our significant investment in a manufacturing facility currently under development, our ability to attract and retain qualified personnel, the risks of doing business internationally, the actions of activist shareholders, fluctuations in our operating results, our ability to protect our intellectual property rights and the cost of doing so, product liability claims, fluctuations in our effective tax rate, our level of indebtedness, environmental risks, aspects of our corporate governance and collaborations and the other risks and uncertainties that are described in Item 1.A. Risk Factors in our annual report on Form 10-K and in other reports we file with the SEC. • These forward-looking statements speak only as of the date of this presentation, and we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. • On April 27, 2009, Biogen Idec filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the Company’s 2009 Annual Meeting. Biogen Idec’s stockholders are strongly advised to read the definitive proxy statement carefully before making any voting or investment decision because the definitive proxy statement contains important information. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s web site at www.sec.gov or from Biogen Idec at http://investor.biogenidec.com. The Company’s definitive proxy statement and other materials will also be available for free by writing to Biogen Idec Inc., 14 Cambridge Center, Cambridge, MA 02142 or by contacting our proxy solicitor, Innisfree M&A Incorporated, by toll-free telephone at (877) 750-5836. biogen idec

Delivering on Our Commitment to Shareholders Financial Performance • Consistently delivered strong EPS and revenue growth over the last 5 years • 2008 results exceeded guidance • Solid growth projected for 2009; Q1 revenues +10% y/y, non-GAAP EPS +27% y/y Operational Performance • Progress in pipeline; 8 programs expected in registrational trials by year end 2009 • Sustained R&D investment and operational efficiency • Continuing to grow TYSABRI and effectively manage risk benefit profile • Viewed as having one of the most robust pipelines in industry Corporate Governance • Added two new directors after soliciting input from major shareholders • Adopting majority vote standard for director elections • Terminated the “poison pill” (shareholder rights plan) • Unilaterally waived standstill agreements with participants in 2007 sale process •$3 billion share repurchase — 56M shares tendered July 2007 Accountability to Shareholders • Maintained active dialogue with leading shareholders • Enabled dialogue between shareholders and our directors • Actively engaged in soliciting shareholder input biogen idec

Agenda • Results and Accountability • Drivers of Shareholder Value • Corporate Strategy and Governance biogen idec

Exceptionally Strong 2008 Revenues +29% CAGR $4.1B $3.2B 2007 2008 Non-GAAP EPS +34% CAGR $3.66 $2.74 2007 2008 Substantially exceeded 2008 guidance Original 2008 Guidance Results Revenue $3.6-$3.8 billion $4.1 billion Revenue Growth 15%-20% 29% Non-GAAP Operating Margins 36%-40% 39% Non-GAAP R&D 26%-28% 26% Non-GAAP SG&A 21%-23% 22% Non-GAAP EPS $3.20-$3.35 $3.66 Note: Non-GAAP EPS excludes the impact of purchase accounting, merger-related adjustments, stock option expense, and other items and their related tax effects. GAAP to non-GAAP EPS reconciliation is provided in the appendix at the end of this presentation biogen idec

Consistently Strong Track Record Delivered on 2003 Merger Goals Revenue ($ Billions) +17% CAGR 1.9 2.2 2.4 2.7 3.2 4.1 15% ‘03-’07 Goal 2003 2004 2005 2006 2007 2008 EPS ($) +25% CAGR 1.22 1.40 1.57 2.25 2.74 3.66 20% ‘03-’07 Goal 2003 2004 2005 2006 2007 2008 Free Cash Flow ($ Millions) +37% CAGR 367 571 643 737 1,289 2004 2005 2006 2007 2008 Note: 2003 is pro forma data for the Biogen and Idec merger. EPS numbers are Non-GAAP which excludes the impact of purchase accounting, merger-related adjustments, stock option expense, and other items and their related tax effects. GAAP to non-GAAP EPS reconciliation is provided in the appendix at the end of this presentation. Free cash flow defined as cash flows from operations minus capital expenditures as disclosed on our Form 10-K biogen idec

Diversified and Growing Portfolio Revenue by Product $ Billions +17% CAGR 1.9 0.2 0.4 0.1 1.2 2.2 2.4 2.7 3.2 4.1 0.2 0.6 0.8 0.3 2.2 Other Revenue TYSABRI US RITUXAN Profit Share ROW RITUXAN Royalties AVONEX (1) 2003 2004 2005 2006 2007 2008 (1) 2003 is pro forma data for the Biogen and Idec merger biogen idec

Biogen Idec Stock Performance (as of Record Date) 8% 6% 4% 3% CAGR -2% -3% -4% -6% -14% -20% -22% -39% Since Merger 5 Years 3 Years 1 Year BIIB BTK S&P 500 Note: 1, 3, 5 and Since Merger data compares stock performance as of 04/06/09 biogen idec

Winning Strategy • Specialty markets with significant needs • First-in-class or best-in-class molecules • Global Global Footprint Expanding 2006 2007-2008 2011-2012 2013+ biogen idec

Biogen Idec Merger Strategic Acceleration Fusion of Strength Scale and Breadth Economic Acceleration biogen idec

Strategy Drives Economic Model Operating Profit Margin (2008 Actual) 53% 41% 39% 37% Biotech Avg: 41% 33% Big Pharma Avg(1): 27% Amgen Gilead Celgene Genzyme Biogen Idec Biotech Big Pharma 2008 Actual (Non-GAAP) Avg Avg(1) COGS/Sales 15% 21% 10% 24% 10% 16% 24% R&D/Sales 19% 12% 24% 16% 26% 20% 18% SG&A/Sales 25% 14% 28% 27% 22% 23% 32% Source: Company annual filings and 2008 earnings transcripts (1) Big Pharma average includes Pfizer, Merck, BMS, Eli Lilly, Schering-Plough biogen idec

2010 Goals We made substantial progress over the past year toward achieving our 2010 goals Goal Progress Revenue Growth • 15% top line CAGR from 2007 to 2010 9+ Financial EPS Growth • 20% bottom line CAGR from 2007 to 2010 9+ TYSABRI • TYSABRI patients on therapy exceeds 100,000 9-AVONEX • AVONEX maintains its patient market share in the “ABCR” market 9 Products Anti-CD20 Franchise • Anti-CD20 franchise growth fueled by filings in at least 2 additional indications 9 Geographic Mix • Over 40% of revenue from international business 9 New Products • 2 new products or indications launched 9+ Pipeline Development Status • 6 programs in late stage development 9+ Acquisition Strategy • Continued execution of disciplined external growth strategy 9 Note: The bottom line, or EPS, reference in this slide refers to non-GAAP EPS. Non-GAAP EPS excludes the impact of purchase accounting, merger-related adjustments, stock option expense, and other items and their related tax effects. GAAP to non-GAAP EPS reconciliation is provided in the appendix at the end of this presentation biogen idec

TYSABRI Trajectory Monthly Global Revenue Trajectory Post Launch 100,000 90,000 80,000 ) 0 00 70,000 $ S U ( 60,000 ue en 50,000 Rev TYSABRI 40,000 ENBREL 30,000 HUMIRA 20,000 10,000 REMICADE 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 Months post Launch TYSABRI 2009 Marketing Plan • Further communicate TYSABRI’s unprecedented efficacy • Continue to increase physician comfort in diagnosing and treating PML • Translate improved benefit/risk understanding into increased and sustained use PML Risk Mitigation • Working actively to identify new methods of risk assessment, detection and management • Early detection and definitive diagnosis possible • Available initial actions include: — Halting TYSABRI — Plasma exchange — Mefloquine • Risk remains well below 1 in 1000; outcomes far better than expected Source: IMS, BIIB in Market. TYSABRI data through Dec 2008; Evaluate Pharma biogen idec

Potential Breakthrough in Interferon Beta Life Cycle Management AVONEX Sales +13% $2.2B CAGR $1.2B 2003 2008 PEGylated Interferon Beta-1a molecule Proof-of-Concept • PEGylated version of Inteferon ß-1a delivered via liquid prefilled syringe • Increased half-life and systemic exposure of the protein • May improve convenience and compliance for patients with MS who use Interferons Phase 3 • Plan to initiate registration program mid-2009 — Placebo-controlled study in MS; 1,260 patients — Primary endpoint: Annualized Relapse Rate at 1 year • To test biweekly and monthly subcutaneous dosing biogen idec

RITUXAN Growth RITUXAN Hem/Onc US Product Sales ($B) $2.6 $2.3 $2.1 $1.8 $1.6 $1.4 $1.1 $0.8 $0.4 $0.3 $0.2 $0.0 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 Standard of Care for NHL Anti-CD20 Adoption in RA aTNF Cycling Study Data 20% $8B RA Market by 2012 Ocrelizumab DMARD Launch 15% naive Launch DMARD-IR Launch Immunology — Future aTNF-IR X- 10% ray Label Growth Driver RA aTNF- IR Launch 5% 0% 2006 2007 2008 2009 2010 2011 2012 Source: Genentech 2009 Investment Community Meeting biogen idec

Broad and Deep Pipeline



Neurology
Pre-Clinical
Phase 1
Phase 2
Phase 3
Market
AVONEX
Multiple sclerosis
TYSABRI
Multiple sclerosis
BG-12
Multiple sclerosis
Daclizumab
Multiple sclerosis
Ocrelizumab
Multiple sclerosis
CDP323
Multiple sclerosis
BIIB014
Parkinson's
PEGylated-IFNβ1a
Multiple sclerosis
Neublastin
Pain
LINGO
MS
S1P1
MS
BART
AD



Oncology
Pre-Clinical
Phase 1
Phase 2
Phase 3
Market
RITUXAN
NHL & CLL (Ph 3 complete)
Galiximab
NHL
Lumiliximab
CLL
Volociximab
Solid tumors
HSP90 Inhibitors
Solid tumors
GA101
NHL & CLL
TYSABRI
Multiple Myeloma
Anti-IGF-1R
Solid
Anti-Cripto-DM4
Solid
RAF inhibitor
Solid
Anti-Fn14
Solid



Immunology
Pre-Clinical
Phase 1
Phase 2
Phase 3
Market
RITUXAN
Rheumatoid arthritis
FUMADERM
Psoriasis
TYSABRI
Crohn's disease
Ocrelizumab
Rheumatoid arthritis
RITUXAN
ANCA-Associated Vasculitis
Avonex
Ulcerative Colitis
BG-12
Rheumatoid Arthritis
Anti-TWEAK
RA
Anti-CD40L
SLE
Anti-FcRn
Inflam



Cardiopulmonary & Emerging Areas
Pre-Clinical
Phase 1
Phase 2
Phase 3
Market
Lixivaptan
Heart Failure / Hyponatremia
ADENTRI (IV)
Acute Heart Failure
ADENTRI (oral)
Chronic Heart Failure
Long Acting rFactor IX
Hemophilia B
Long Acting rFactor VIII
Hem A

January 2007 Pipeline | 2007 and 2008 Progress

Divested or Discontinued Since January 2007

Marketed – Amevive in Psoriasis, Zevalin in NHL

Phase 2 or 3 – Rituxan in PPMS, Rituxan in SLE, Baminercept in RA, Fontolizumab in Inflammatory Disorders, Tysabri in RA

Phase 1 or Preclinical – LTβ in Solid Tumors, BAFF-R in Inflammatory Disorders, αvβ6 in IPF, IFNβ Gene Delivery in Liver Mets

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biogen idec

R&D Accomplishments 60 clinical trials ongoing • 6 programs in registrational trials and 2 more expected in 2009 15 indications across neurology, oncology, immunology, cardiovascular and hematology 35 preclinical and discovery research programs biogen idecHighest Quality Pipeline biogen idec

Highest Quality Pipeline Moody’s Investors Service Research Rates Biogen Idec: Highest on late-stage pipeline quality Table 2 Late-Stage Pipeline Quality Biogen Idec (Baa3) 54.3% Allergan (A3) 31.8% Schering-Plough (Baa1) 27.7% J&J (Aaa) / Pharma Only** 27.5% Amgen (A3) 23.8% Genentech (A1*) 21.0% Wyeth (A3*) 20.1% Eli Lilly & Company (A1) 18.8% Bristol-Myers Squibb (A2) 16.8% Merck & Co., Inc. (Aa3) 16.5% Abbott (A1) / Pharma Only** 14.2% J&J (Aaa) / Total Company** 11.4% Abbott (A1) / Total Company** 11.4% Pfizer (Aa1*) 10.0% = Highest score (> 30%) = Lowest score (< 15%) * Ratings under review ** Ratios shown on both bases for J&J and Abbott Most pipeline diversity Table 3 Pipeline Diversity (#1 Product as % of Total) Merck & Co., Inc. (Aa3) 17.4% Pfizer (Aa1*) 20.6% Wyeth (A3*) 21.7% Biogen Idec (Baa3) 22.5% Schering-Plough (Baa1) 26.1% Johnson & Johnson (Aaa) 26.7% Bristol-Myers Squibb (A2) 29.0% Abbott Laboratories (A1) 29.6% Genentech (A1*) 35.5% Allergan (A3) 35.7% Eli Lilly & Company (A1) 39.2% Amgen (A3) 83.9% = Most diverse (< 25%) = Least diverse (>35%) * Ratings under review Issuer Scorecard: Large U.S. Pharmaceutical Companies published February 2009 — Most recent rating methodology mapping for 12 large U.S.-based pharmaceutical and biotech companies — Ranking of the 12 companies from strongest to weakest on several important criteria biogen idec

Owners’ Perspective Steward of Shareholder Value • Largest merger of 2 independent biotechs Strong Corporate Governance •$3B share repurchase/Dutch Auction • Added 2 new directors after soliciting input from major Financial Discipline • Disciplined execution of business shareholders development strategy • 5 new directors out of 13 since • Exceeded 15% top-line and 20% • Review of strategic alternatives; 2006 bottom-line goal from merger to including sale of the company 2007 • Adopting majority voting for uncontested director elections • 2005 reduction in force (15%) • Terminated the “poison pill” • Divestiture of non-core assets • Credit rating upgrade by S&P to BBB+ • Cash position of $2.5B(1)as of March 31, 2009 (1) Includes $764 million of cash & equivalents and $1,698 million of marketable securities (current and non-current) biogen idec

Maximizing Shareholder Value Range of Alternatives to Maximize Value Growth through Organic Growth Sale Acquisitions Capital Structure biogen idec

Broad Based Board Experience Customer Nobel Laureate Finance / International General Mgmt R&D Perspective / Public Policy / Natl Academy M&A Business Market & Sales of Sciences Larry Best* 9 9 9 Alan Glassberg, M.D.* 9 9 Robert Pangia* * Recommended for election to9 Biogen Idec board 9 Bill Young* 9 9 9 9 9 Jim Mullen 9 9 9 9 9 Bruce Ross 9 9 9 9 Phil Sharp, Ph.D. 9 9 Lynn Schenk 9 Recent Additions Cecil Pickett, Ph.D. (2006) 9 9 9 9 Marijn Dekkers Ph.D. (2007) 9 9 9 9 Nancy Leaming (2008) 9 9 9 9 Stelios Papadopoulos, Ph.D. (2008) 9 9 9 Brian Posner (2008) 9 9 9 biogen idec

Board Additions Reflect Diversified Expertise and Shareholder Input Cecil B. Pickett, Ph. D. • President, Research and Development Biogen Idec (July 2006) • 28 years experience at Schering-Plough and Merck Marijn E. Dekkers, Ph. D. • President, CEO, and Director Thermo Fisher Scientific (June 2007) • 15 years experience at Honeywell and General Electric Nancy L. Leaming • 22 years as senior executive at Tufts Health Plan (January 2008) — Former President and CEO of Tufts Health Plan • 19 years experience in investment banking with focus on biotechnology and pharmaceuticals — Former Vice Chairman of Cowen & Co. Stelios Papadopoulos, Ph. D. — Former Chairman of PaineWebber Development Corp (June 2008) • Adjunct Associate Professor of Cell Biology at NYU Medical Center • Co-founder/Board member of numerous biotech companies • Over 20 years of experience in investment management Brian S. Posner — Former CEO and co-Chief Investment Officer, ClearBridge Advisors (July 2008) — Former Portfolio Manager and Analyst at Fidelity Investments • Co-founder of hedge fund, Hygrove Partners Cecil B. Pickett, Ph. D. • President, Research and Development Biogen Idec (July 2006) • 28 years experience at Schering-Plough and Merck Marijn E. Dekkers, Ph. D. • President, CEO, and Director Thermo Fisher Scientific (June 2007) • 15 years experience at Honeywell and General Electric Nancy L. Leaming • 22 years as senior executive at Tufts Health Plan (January 2008) — Former President and CEO of Tufts Health Plan • 19 years experience in investment banking with focus on biotechnology and pharmaceuticals — Former Vice Chairman of Cowen & Co. Stelios Papadopoulos, Ph. D. — Former Chairman of PaineWebber Development Corp (June 2008) • Adjunct Associate Professor of Cell Biology at NYU Medical Center • Co-founder/Board member of numerous biotech companies • Over 20 years of experience in investment management Brian S. Posner — Former CEO and co-Chief Investment Officer, ClearBridge Advisors (July 2008) — Former Portfolio Manager and Analyst at Fidelity Investments • Co-founder of hedge fund, Hygrove Partners biogen idec

Biogen Idec Actively Engages in Dialogue with Shareholders Conferences & Buyside Phone Roadshows Roundtables Meetings Contacts Independent Directors 9 9 CEO / CFO 9 9 9 Investor Relations 9 9 9 9 • Sell Side • Proxy Roadshow • In Person • Phone Contacts Conferences and in 2008 Meetings — 1,000+/year R&D Roundtables • Non-Deal — 300+/year — 20 in 2007 Roadshows — 16 in 2008 Board receives shareholder input on a regular basis biogen idec

Dissident Slate Age Primary Occupation Previous Board Seeking Board Alexander J. Denner, Ph.D. 39 Managing Director, Icahn ImClone Biogen Idec, Enzon, Amylin Partners Richard C. Mulligan, Ph.D. 54 Professor, Harvard Medical ImClone, Somatix Biogen Idec, Enzon School Thomas F. Deuel, M.D. 74 Professor, Scripps ImClone Biogen Idec, Amylin Research Institute David Sidransky, M.D. 48 Professor, Johns Hopkins ImClone, Xenomics, Biogen Idec, Amylin Alfacell • Nominees have served or will serve together (ImClone, Enzon, Amylin) • Dissident slate would weaken Board’s financial and operational capabilities • Under the Company’s Corporate Governance Guidelines, one of the nominees would be unable to serve for a full term biogen idec

Delivering on Our Commitment to Shareholders Financial • Strong 2008 performance and effective utilization of capital 9 Performance Operational • Focused on our 2010 goals and advancing our R&D pipeline 9 for future growth Performance Corporate • Proactively strengthened our board and improved our 9 corporate governance Governance Accountability • Maintained an active dialogue with our shareholders and 9 solicited and acted on shareholder input to Shareholders biogen idec

Conclusion •Biogen Idec has a proven track record of delivering exceptional performance • The business is poised to create future shareholder value — Pursuing a well-defined strategy for future growth — Broad and deep pipeline with 8 late stage programs expected 2H 2009 • This Board is best positioned to continue to deliver value to all shareholders — Active, engaged — Proactively evaluate ways to maximize shareholder value — Exceptional steward of value and capital Vote for our nominees on the white proxy card biogen idec

GAAP to non-GAAP Reconciliation

Diluted EPS and Net Income Attributable to Biogen Idec Inc

Condensed Consolidated Statements of Income – Operating Basis	FY 2003	FY 2004	FY 2005	FY 2006	FY 2007	FY 2008
GAAP diluted EPS	**(4.92)**	**0.07**	**0.47**	**0.63**	**1.99**	**2.65**
Adjustment to net income attributable to Biogen Idec Inc. (see below)	6.14	1.38	1.10	1.62	0.75	1.01
Effect of FAS128 and ETIF 0306	-	(0.05)	-	-	-	-
Non-GAAP diluted EPS	**1.22**	**1.40**	**1.57**	**2.25**	**2.74**	**3.66**
GAAP Net Income Attributable to Biogen Idec Inc. ($M)	**(875.1)**	**25.1**	**160.7**	**217.5**	**638.2**	**783.2**
Revenue – Pre-merger Biogen product, royalty and corporate partner revenue	1,173.1	-	-	-	-	-
COGS – Fair value step up of inventory acquired from Biogen and Fumapharm	231.6	295.5	34.2	7.8	-	-
COGS – Pre-merger Biogen cost of sales	(179.2)	-	-	-	-	-
COGS – Royalties related to Cortxa	1.8	-	-	-	-	-
COGS – Amevive divesture	-	-	36.4	-	-	-
R&D – Pre-merger Biogen net R&D	(301.1)	-	-	-	-	-
R&D – Severance and restructuring	-	3.1	20.3	0.3	1.2	1.2
R&D – Sale of plant	-	-	1.9	-	-	-
R&D – Expenses paid by Cardiokine	-	-	-	-	-	5.2
SG&A – Pre-merger Biogen SG&A	(346.7)	-	-	-	-	-
SG&A – Merger related and purchase accounting costs	-	-	-	0.1	-	-
SG&A – Severance and restructuring	13.2	9.3	19.3	2.0	0.6	3.8
Amortization of intangible assets primarily related to Biogen merger	33.2	347.7	302.3	267.0	257.5	332.7
In-process R&D related to the Biogen Idec merger, acquisitions of Conforma, Syntonix, and Fumapharm, and consolidation of Cardiokine, Neurimmune and Escoubloc and contingent consideration payment in 2008 associated with the 2006 Conforma acquisition	823.0	-	-	330.5	84.2	25.0
Loss/(gain) on settlement of license agreements with Fumedica and Fumapharm	-	-	-	(6.1)	-	-
(Gain)/loss on sale of long lived assets	-	-	111.8	(16.5)	(0.4)	(9.2)
Other income, net: Pre-merger Biogen	32.9	-	-	-	-	-
Other income, net: Gain on sale of long lived assets	-	-	-	-	(7.1)	-
Write down of investments	-	12.7	-	-	-	-
Charitable donations and legal settlements	30.7	-	-	-	-	-
Income taxes: Income tax effect primarily related to reconciling items	(205.8)	(195.4)	(145.2)	(70.3)	(65.5)	(81.9)
Stock option expense	-	-	-	44.5	35.6	26.2
Net Income Attributable to Non-Controlling Interests: Consolidation of Cardiokine and Neurimmune and expenses paid by Cardiokine	-	-	-	-	(65.2)	(5.2)
Non-GAAP Net Income Attributable to Biogen Idec Inc.	**431.7**	**498.0**	**541.7**	**776.8**	**879.1**	**1,081.0**

Free Cash Flow Reconciliation ($M)	FY 2004	FY 2005	FY 2006	FY 2007	FY 2008
Net cash flows provided by operating activities	728.0	889.5	841.3	1,020.6	1,564.5
Purchases of property, plant and equipment (Capital Expenditures)	361.0	318.4	198.3	284.1	276.0
Free Cash Flow	367.0	571.1	643.0	736.5	1,288.5

Notes: The non-GAAP financial measures presented in this table are utilized by Biogen Idec management to gain an understanding of the comparative financial performance of the Company. Our non-GAAP financial measures are defined as reported, or GAAP, values excluding (1) purchase accounting and merger-related adjustments, (2) stock option expense and the cumulative effect of an accounting change relating to the initial adoption of SFAS No. 123R and (3) other items. Our management uses these non-GAAP financial measures to establish financial goals and to gain an understanding of the comparative financial performance of the Company from year to year and quarter to quarter. Accordingly, we believe investors' understanding of the Company's financial performance is enhanced as a result of our disclosing these non-GAAP financial measures. Non-GAAP net income attributable to Biogen Idec Inc and non-GAAP diluted EPS should not be viewed in isolation or as a substitute for reported, or GAAP, net income attributable to Biogen Idec Inc and diluted EPS.

The GAAP figures reflect:

* 2004 and beyond – the combined Biogen Idec

* 2003 – a full year of IDEC Pharmaceuticals and 7 weeks of the former Biogen, Inc. (for the period 11/13/03 through 12/31/03)

Numbers may not foot due to rounding.

Source: Biogen Idec Annual Reports, 10-K filings and earnings press releases (FY 2004-2008).

biogen idec

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